Exhibit 4.8


                                      RULES


                                     of the


                                 FUTUREMEDIA PLC


                    ENTERPRISE MANAGEMENT INCENTIVE PLAN 2005


          -----------------------------------------------------------

          Adopted by shareholders at the Extraordinary General Meeting held on 28 July 2005

          -----------------------------------------------------------


                                 MM & K Limited
                                 1 Bengal Court
                                  Birchin Lane
                                     London
                                    EC3V 9DD

                               Tel: 020 7283 7200
                               Fax: 020 7283 4119

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                                TABLE OF CONTENTS





Clause        Heading                                                   Page No.


1             DEFINITIONS AND INTERPRETATION................................1

2             GRANT OF OPTIONS..............................................2

3             INVESTOR PROTECTION - COMPANY LIMITS ON OPTIONS...............3

4             LIMITS ON INDIVIDUAL OPTION GRANTS............................3

5             VARIATION OF SHARE CAPITAL....................................4

6             ALTERATION....................................................4

7             ADMINISTRATION................................................5

                                      RULES

                                       OF

          THE FUTUREMEDIA PLC ENTERPRISE MANAGEMENT INCENTIVE PLAN 2005


1     DEFINITIONS AND INTERPRETATION

1.1 In the Rules, including these definitions, the following words and expressions shall, except insofar as the context otherwise requires, have the meanings set opposite them respectively:-


      "2005 Unapproved Plan" means the Futuremedia PLC 2005 Unapproved Share Option Plan


      "Auditors" means the auditors of the Company (acting as experts and not as arbiters)


      "Board" means the board of directors of the Company or a duly authorised committee thereof


      "Committed Time" has the meaning given in paragraph 29 of Schedule 14


      "Company" means Futuremedia PLC (registered in England No 01616681)


      "Date of Grant" means in respect of any Option the date on which it is granted


      "Eligible Employee" means a Group Employee whose Committed Time amounts to at least 25 hours per week


      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended


      "Group" means the Company and its Subsidiaries and the phrase "Group Company" shall be construed accordingly


      "Group Employee" means a director or employee of any Group Company

      "Market Value" means the last sale price of the Shares (which expression shall for the purposes of this definition include American Depositary Shares ("ADSs"), as evidenced by American Depositary Receipts ("ADRs"), representing the Shares) as reported by the NASDAQ SmallCap Market (or any other national or international securities exchange on which the Shares are traded) on the relevant date or, if there is no reported sale of the Shares on the relevant date, the last sale price for the Shares immediately prior to the relevant date; and if the Shares are not Publicly Traded, the value of a Share as determined by the Board

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      "Option" means a right to acquire Shares granted pursuant to the Rules and documented in an Option Agreement


      "Option Agreement" means the agreement in the form (or substantially in the form) set out in Schedule 1 documenting an Option which is entered into by an Option Holder and the Company and which complies with the requirements of Rule 2.3


      "Option Holder" means an individual to whom an Option has been granted or, if that individual has died, his executors or personal representatives

      "Option Price means the price at which an Option is granted and as set out in the Option Agreement

      "Rules" means these rules as altered or varied from time to time


      "Plan" means the Futuremedia PLC Enterprise Management Incentive Plan 2005 constituted and governed by the Rules


      "Schedule 14" means schedule 14 to the Finance Act 2000


      "Securities Act" means the United States Securities Act of 1933, as amended


      "Share" means fully paid ordinary shares in the capital of the Company, provided that as the context requires the term "Shares" shall include ADSs, as evidenced by ADRs, representing the Shares


      "SIP" mean the Futuremedia PLC Share Incentive Plan 2005


      "Subsidiary"  means  a  qualifying   subsidiary  (within  the  meaning  of
      paragraph 15 of Schedule 14) of the Company


      "Working Time" has the meaning given in paragraph 29 of Schedule 14

1.2   In these Rules, except insofar as the context otherwise requires:-

1.2.1 words denoting the singular shall include the plural and vice versa;

1.2.2 words denoting the masculine gender shall include the feminine gender; and

1.2.3 any reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted.

2     GRANT OF OPTIONS

2.1 The Board may at any time and from time to time select Eligible Employees to whom Options will be granted.

2.2 The Board shall procure that the Company enters into an Option Agreement with each Eligible Employee selected pursuant to Rule 2.1.

2.3 Each Option Agreement shall constitute an Option to acquire Shares granted by the Company in favour of the Eligible Employee and shall:-

                                      -2-
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2.3.1 be signed on behalf of the Company and by the Eligible Employee;

2.3.2 specify the maximum number of Shares that can be acquired on exercise of the Option, as determined by the Board;

2.3.3 specify the Option Price payable under the Option, as determined by the Board;

2.3.4 contain the terms and conditions upon which the Option is granted, as determined by the Board; and

2.3.5 unless the Board determines otherwise, comply with the requirements of paragraphs 40 and 41 of Schedule 14.

3     INVESTOR PROTECTION - COMPANY LIMITS ON OPTIONS

3.1 No Option shall be granted pursuant to the Plan if the grant would result in the limit specified in Rule 3.2 being contravened.

3.2 The number of Shares that may be the subject of Options under the Plan, when aggregated with the number of Shares that may be issued under the
      2005 Unapproved Plan and the SIP, shall not exceed an aggregate of 10,000,000 Shares. Shares subject to any Option that may no longer be exercised, expires unexercised, or is reacquired, surrendered or terminated in accordance with its terms or otherwise, shall no longer count towards the aggregate number of Shares which have been the subject of Options issued hereunder, and such number of Shares shall be subject to further Option grants under the Plan.

3.3 In determining at any time whether the limit specified in Rule 3.2 has been complied with no account shall be taken of and there shall be disregarded in calculating the nominal value of the Shares issued or which require to be issued upon the exercise of any Option or options, all Shares which would have been required to be issued pursuant to any Option or option which has lapsed or been surrendered or disclaimed.

3.4 Any reference in this Rule 3 to any or any other share option scheme shall be construed as a reference to such schemes as have been or may be adopted by the Company or any Subsidiary and to which Shares are subject.

4     LIMITS ON INDIVIDUAL OPTION GRANTS


4.1 No Option shall be granted pursuant to the Plan if the grant would result in the limit specified in Rule 4.2 being contravened.


4.2 The maximum Market Value of Shares over which Options may be granted to an Eligible Employee at any time when aggregated with the Market Value (at their date of grant) of Shares over which Options have been granted to that Eligible Employee previously and which remain exercisable (under this Plan and any other share option scheme approved by the Inland Revenue pursuant to Schedule 9 of the Income Corporation and Taxes Act 1988), shall not exceed the higher of (pound)100,000 and four times his or her annual rate of salary at the date of grant of such Options.

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5     VARIATION OF SHARE CAPITAL

5.1 In the event of any capitalisation issue, rights issue, open offer, consolidation, sub-division or reduction or other variation of share capital by the Company, the number of Shares over which Options subsist and the Option Price for each of those Shares may, if the Board considers it appropriate, be adjusted in such manner as the Auditors confirm in writing to be fair and reasonable, provided that at any time when it is intended that Options shall continue to qualify as enterprise management incentives under Schedule 14:-

5.1.1 no adjustment shall take effect until receipt of approval from the Board of Inland Revenue; and

5.1.2 following the adjustment the Shares continue to satisfy the conditions specified in paragraph 38 of Schedule 14.

5.2 The Company shall promptly after any adjustment has been made pursuant to this Rule give notice of the adjustment to the Option Holders.

6     ALTERATION

      The Board may from time to time alter or add to all or any of the Rules or any Option Agreement in such manner and to such extent as the Board shall think fit, provided that:-

6.1 no alteration or addition to the Rules shall materially and adversely affect the rights of an Option Holder as regards an Option granted prior to the alteration or addition being made; and

6.2 no alteration or addition to any Option Agreement shall be made without the written agreement of the Option Holder; and

6.3 no alteration or addition to the advantage of Option Holders or employees shall be made to the definition of Eligible Employees, the limits on the Shares subject to the Plan, the maximum entitlement for any Eligible Employee or the provisions of Rule 5, without the prior approval by ordinary resolution of the members of the Company in general meeting, unless such alteration or addition is minor and is necessary or desirable to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Option Holders or for the Company or for members of the Group; and

6.4 any such alteration shall be subject to the shareholder approval requirements under the rules of the Nasdaq Stock Market (or any other national or international securities exchange on which the Company's securities are traded), as applicable.

                                      -4-
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7     ADMINISTRATION

7.1 The Plan shall be administered by the Board whose decision on all disputes and matters concerning the interpretation of the Rules shall be final.

7.2 The cost of establishing and operating the Plan shall be borne by the Group Companies in such proportions as the Board shall determine.

7.3 Any notice or other communication under or in connection with the Plan may be given by the Company either personally or by post and to the Company either personally or by post to the secretary; items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

7.4 The Company shall at all times either keep available sufficient authorised and unissued Shares to satisfy all Options which have neither lapsed nor been fully exercised, or shall procure that sufficient Shares are available for transfer to satisfy all such Options.

7.5 The Plan, the Rules and all other documents relating to the Plan shall be governed by and construed in accordance with the English Law.

7.6 No Option shall be granted under this Plan after the tenth anniversary of its date of adoption by shareholders in general meeting

7.7 The Company has registered the Shares under the Exchange Act. Until the Company registers the Shares issuable upon exercise of Options with the United States Securities and Exchange Commission ("SEC") under the Securities Act, the Shares issuable upon exercise of Options granted pursuant to the Plan may be "restricted securities" within the meaning of the Securities Act (or otherwise subject to restrictions on transfer under the Securities Act) and, in which case, may not be publicly sold, transferred or otherwise disposed of unless subsequently registered under the Securities Act or unless an exemption from registration is then available. Unless Shares issuable upon exercise of an Option have been registered under the Securities Act, any certificates evidencing the Shares (or ADSs representing Shares) will bear the following restrictive legend:


          The Shares represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended ("Act"), or the securities laws of any other jurisdiction, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner unless they are registered under such Act and the securities laws of any applicable jurisdictions or unless exemptions from such registration are available.

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